EXHIBIT 3.2


                                     BYLAWS

                                       OF

                    INTERAMERICAS COMMUNICATIONS CORPORATION

1.       OFFICES.

         InterAmericas Communications Corporation (the "Corporation") may have offices at such places within or without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require, provided that the Corporation maintains a registered office within the State of Texas.

2.       SHARES.

         The Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration, and on such terms as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock and the holders of such stock shall not be liable for any further call or assessment thereon.

3.       PREEMPTIVE RIGHTS.

         No common stockholder of this Corporation shall by reason of his holding common shares of any class have any preemptive or preferential rights of purchase to subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures. bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

4.       PERPETUAL EXISTENCE.

         The Corporation shall have perpetual existence.

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5.       NON-LIABILITY OF STOCKHOLDERS.

         The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

6.       INDEMNIFICATION.

         The Corporation shall have power to indemnify any person, including present or former directors, officers, trustees, employees or agents of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the Texas Business Corporations Act (the "Act"), and/or the Bylaws of the Corporation. Such indemnification shall be in addition to all other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of stockholders or otherwise.

7.       MEETING OF STOCKHOLDERS.

         (a) PLACE OF MEETING. All meetings of the stockholders of the Corporation shall be held in Bedford, Texas or at such other place within or without the State of Texas as shall be designated by the Board of Directors in the notice of such meeting.

         (b) ANNUAL MEETING. The Board of Directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the Board of Directors, the meeting for any calendar year shall be held on the third Thursday of October, if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday. At the annual meeting, the stockholders then entitled to vote shall elect by written ballot directors and shall transact such other business as may properly be brought before the meeting.

         (c) SPECIAL MEETINGS. Except as provided in the Corporation's Articles of Incorporation, special meetings of the stockholders of the Corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time for any purpose or purposes by the Board of Directors or by any person or committee expressly so authorized by the Board of Directors and by the holders of at least ten (10) percent of all shares entitled to vote at the proposed special meeting. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

         (d) NOTICE OF MEETINGS. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.


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         (e) QUORUM, MANNER OF ACTING AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         (f) ORGANIZATION. At every meeting of the stockholders, the President, or in the case of a vacancy in office or absence of the President, such person as may be designated by the Board of Directors, shall act as Chairman of such meeting, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and the assistant secretaries, a person appointed by the Chairman of the Meeting shall act as Secretary.

          (g) NOTICE OF BUSINESS. No business may be transacted at an Annual Meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation
(i) who is a stockholder of record on the date of the giving of the notice provided for herein, and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth below.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; PROVIDED, HOWEVER, that in the event that the Annual Meeting is called


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for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual Meeting to bring such business before the meeting.

         No business shall be conducted at the Annual Meeting of stockholders except business brought before the Annual Meeting in accordance with the procedures set forth herein; PROVIDED, HOWEVER, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this paragraph shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         (h) VOTING: PROXIES. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock and the number of votes per share as designated in the designation of rights adopted with respect to each share of preferred stock registered in his name on the books of the Corporation on the record date for such meeting. All elections of directors shall be by written ballot, unless waived by the stockholders present or unless action is taken pursuant to paragraph 7(i) of the Bylaws. The vote upon any other matter need not be by ballot. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provisions in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.


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         (i) VOTING LISTS. The officer who has charge of the stock ledger of the
Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         (j) CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Articles of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

8.       BOARD OF DIRECTORS.

         (a) POWERS. The management of the Corporation shall be under the direction of the Board of Directors; and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute, the Articles of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

         (b) NUMBER, TERM OF OFFICE AND QUALIFICATION. The Board of Directors shall consist of such number of directors, not less than five or more than nine, as may be determined from time to time by the Board of Directors subject to the provisions of the Articles of Incorporation. The term of each director shall be for one year from the date of his election; however, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. At each annual election, the directors chosen to succeed those whose terms then expire shall be for the same term as the directors they succeed.

         (c) NOMINATION OF DIRECTORS. After December 31, 1997, only persons who are nominated in accordance with the following procedures shall be eligible for election by the shareholders as Directors. Nominations of persons for election as Directors of the Company may be made at a meeting of shareholders at which Directors are being elected (i) by or at the direction of the Board of Directors and/or by or at the direction of any committee or person authorized or appointed by the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph 8(c). Any nomination other than those governed by clause


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(i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 7th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person, (iv) any lawsuits to which such person is a party, (v) the involvement of such person in or with any business which may be competitive with the Company and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of Directors or in a Schedule 13-D pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a Director. No person shall be eligible for election as a Director unless nominated as set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         (d) VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until his successor shall have been duly elected and qualified unless he shall resign, become disqualified, disabled or shall otherwise be removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         (e) RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (f) ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President; the Vice President; or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or,


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in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

         (g) PLACE OF MEETING. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Texas as the Chairman of the Board or the Board of Directors may from time to time determine, or as may be designated in the notice calling the meeting.

         (h) ORGANIZATION MEETING. Immediately after each annual election of directors or other meeting at which the entire Board of Directors is elected, the newly elected Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         (i) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors. Notice of any regular meeting shall be given in the manner prescribed for special meetings of the Board of Directors.

         (j) SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or on the written request of three or more of the directors. Notice of each such meeting shall be given to each director in writing, or by telephone personally, at least 24 hours before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

         (k) QUORUM, MANNER OF ACTING AND ADJOURNMENT. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         (l) ACTION BY UNANIMOUS WRITTEN CONSENT. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee as the case may be.

         (m) INTERESTED DIRECTORS OR OFFICERS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its


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directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         (n) COMPENSATION. Each director who is not also an employee of the Corporation or any subsidiary thereof shall be paid such compensation for his services as a director and shall be reimbursed for such expenses as may be fixed by the Board of Directors.

         (o) COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Unless the Board of Directors otherwise provides, each


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committee may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business.

9.        NOTICES - WAIVERS - MEETINGS.

         (a) WHAT CONSTITUTES NOTICE. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any directors or stockholder, such notice may be given to such person, either personally or by sending a copy thereof through the mail, by telegraph, by private delivery service, or by facsimile transmission, charges prepaid, to his address appearing on the books of the Corporation. If the notice is sent-by mail, by telegraph or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or private delivery service for transmission to such person. If the notice is sent by facsimile transmission, it shall be deemed to have been given upon transmission, if transmission occurs before 12:00 noon at the place of receipt, and upon the day following transmission, if transmission occurs after 12:00 noon.

         (b) WAIVERS OF NOTICE. Whenever any written notice is required to be given under the provisions of the Articles of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         (c) CONFERENCE TELEPHONE MEETINGS. One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph 9(c) shall constitute presence in person at such meeting.

10.      OFFICERS.

         (a) NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of paragraph (c) of this paragraph 10. The Board of Directors, in its discretion may also choose a chairman of the Board of Directors (who must be a Director). One person may hold


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more than One office. Officers may be, but need not be, directors or stockholders of the Corporation.

         (b) ELECTION AND TERM OF OFFICE. The officers of the Corporation, except those elected by delegated authority pursuant to paragraph (c) of this paragraph 10, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal.

         (c) SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time, elect such other officers, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         (d) RESIGNATIONS. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (e) REMOVAL. Any officer, committee, employee or other agent of the Corporation may be removed, either for or without cause, by the Board of Directors or other authority which elected or appointed such officer, committee or other agent whenever in the judgment of such authority the best interests of the Corporation will be served thereby.

         (f) VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such officer has been delegated pursuant to paragraph (c) of this paragraph 10, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         (g) GENERAL POWERS. All officers of the Corporation, as between themselves and the Corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by these Bylaws, or in the absence of controlling provisions in the Bylaws, as may be provided by resolution of the Board of Directors.

         (h) THE PRESIDENT. The President shall, subject to the control of the Board of Directors, have general and active supervision of the affairs, business, officers and employees of the Corporation. He shall have authority to sign, execute, and acknowledge, in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these Bylaws, to some other officer or agent of the Corporation. He


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shall, from time to time, in his discretion or at the order of the Board, submit to the Board reports of the operations and affairs of the Corporation. He shall also perform such other duties and have such other powers as may be assigned to him from time to time by the Board of Directors.

         (i) THE CHAIRMAN. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         (j) THE VICE PRESIDENTS. The Corporation may have one or more Vice Presidents, having such duties as from time to time may be determined by the Board of Directors or by the President.

         (k) THE SECRETARY. The Secretary shall keep full minutes of all meetings of the stockholders and of the Board of Directors; shall be ex officio Secretary of the Board of Directors; shall attend all meetings of the stockholders and of the Board of Directors; shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notices of all meetings of the stockholders of the Corporation and of the Board of Directors; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the company under its seal; shall have responsibility for the custody and safekeeping of all permanent records and other documents of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he shall be. The Board of Directors may elect one or more Assistant Secretaries to perform such duties as shall from time to time be assigned to them by the Board of Directors or the President.

         (l) THE TREASURER. The Treasurer shall have or provide for the custody of all funds, securities and other property of the Corporation; shall collect and receive or provide for the collection or receipt of money earned by or in any manner due to or received by the Corporation; shall deposit or cause to be deposited all said moneys in such banks or other depositories as the Board of Directors may from time to time designate; shall make disbursements of corporate funds upon appropriate vouchers; shall keep full and accurate accounts of transactions of his office in books belonging to the Corporation; shall, whenever so required by the Board of Directors, render an accounting showing his transactions as Treasurer, and the financial condition of the Corporation; and, in general, shall discharge any other duties as may from time to time be assigned to him by the Board of Directors. The Board of Directors may elect one or more Assistant Treasurers to perform the duties of the Treasurer as shall from time to time be assigned to them by the Board of Directors or the Treasurer.

         (m) OFFICER'S BONDS. Any officer shall give a bond for the faithful discharge of his duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require. The Corporation may obtain such bonds at its expense as the Board of Directors shall require.

         (n) COMPENSATION. The compensation of the officers and agents of the Corporation be fixed from time to time by the Board of Directors or by such committee as may be designated by the Board of Directors to fix salaries or other compensation of officers.

11.      CERTIFICATES OF STOCK, TRANSFER, ETC.

         (a) ISSUANCE. The certificate for stock of the Corporation shall be numbered and registered in the stock ledger and transfer books or equivalent records of the Corporation as they are issued. They shall be signed by the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed if such certificate of stock is signed or countersigned by a transfer agent or by a registrar. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

         (b) TRANSFER. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing.

         (c) STOCK CERTIFICATES. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

         (d) LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         (e) RECORD HOLDER OF SHARES. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on it books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

         (f) DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Only such stockholders as shall be stockholders on the record date fixed or determined as aforesaid shall be entitled to notice of or to vote at such meeting or adjournment, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

12.      INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

         (a) DIRECTORS AND OFFICERS: THIRD PARTY ACTIONS. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact he is or was an authorized representative of the Corporation (which, for the purposes of this paragraph 12 and paragraph 13 of these Bylaws, shall mean a director, officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise) for, from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) DIRECTORS AND OFFICERS: DERIVATIVE ACTIONS. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an authorized representative of the Corporation, for, from and against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shill be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c) EMPLOYEES AND AGENTS. To the extent that an authorized representative of the company who neither was nor is a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this paragraph 12 or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation for, from and against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Such an authorized representative may, at the discretion of the Board of Directors, be indemnified by the Corporation in any other circumstances to any extent if the Corporation would be required by paragraphs (a) and (b) of this paragraph 12 to indemnify such person in such circumstances to such extent if he were or had been a director or officer of the Corporation.

         (d) PROCEDURE FOR EFFECTING INDEMNIFICATION. Indemnification under paragraphs (a), (b) or (c) of this paragraph 12 shall be made when ordered by a court and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this paragraph 12. Such determination shall be made:

                  (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

                  (ii) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                  (iii) By the stockholders.

If a claim under this paragraph 12 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation. the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he had met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         (e) ADVANCING EXPENSES. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in a specific case, upon receipt of an undertaking by or on behalf of an authorized representative to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as required in this paragraph 12 or authorized by law.

         (f) SCOPE OF PARAGRAPH. Each person who shall act as an authorized representative of the Corporation, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this paragraph 12(f). The indemnification provided by the paragraph shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall insure to the benefit of the heirs, executors and administrators of such a person.

13.      INSURANCE.

         (a) INSURANCE AGAINST LIABILITY ASSERTED AGAINST DIRECTORS, OFFICERS, ETC. The Corporation, whenever so authorized by the Board of Directors, may purchase and maintain insurance on behalf of any authorized representative, as said term is defined in paragraph 12(a) of these Bylaws, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would be authorized or required to indemnify him by law or paragraph 12 of these Bylaws.

14.      MISCELLANEOUS.

         (a) CORPORATE SEAL. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the year of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         (b) CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors, or officer or officers authorized by resolution of the Board of Directors may, from time to time, designate.

         (c) CONTRACTS. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers including the President and any Vice President, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

         (d) INSPECTION. The books, accounts and records of the Corporation may be kept (subject to any provision in the Act) outside the State of Texas at such place or places as may be designated from time to time by the Board of Directors and shall be open for inspection in person by any member of the Board of Directors at all times.

         (e) FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

15.      AMENDMENTS.

         (a) AMENDMENTS. These Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors.